Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-85873 of 3Dshopping.com on Form S-8 of our report dated September 2, 1999 included in the Annual Report on Form 10-K of 3Dshopping.com for the year ended June 30, 1999.


FRIEDMAN, MINSK, COLE & FASTOVSKY

FRIEDMAN, MINSK, COLE & FASTOVSKY
Los Angeles, California
September 27, 1999


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Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-85873 of 3Dshopping.com on Form S-8 of our report dated April 20, 1999 relating to Design Bas, Incorporated, included in the Annual Report on Form 10-K of 3Dshopping.com for the year ended June 30, 1999.


FRIEDMAN, MINSK, COLE & FASTOVSKY

FRIEDMAN, MINSK, COLE & FASTOVSKY
Los Angeles, California
September 27, 1999